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Exhibit 21
Subsidiaries of Arvin Industries, Inc.

Set forth below are the names of certain subsidiaries, at least 50% owned, directly or indirectly, of the Company included in the consolidated financial statements of the Company and its subsidiaries in the Company's Annual Report on Form 10-K for the year ended January 1, 1995. Certain subsidiaries, which when considered in the aggregate would not constitute a significant subsidiary, are omitted from the list below.

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                                                    State or Other
                                                     Jurisdiction
Company Name                                       of Incorporation
------------------------------------              ------------------

Continuing Operations:
Maremont Corporation                                    Delaware
Maremont Exhaust Products, Inc.                         Delaware
Gabriel Europe, Inc.                                    Delaware
Q International, Inc.                                   Delaware
Space Industries International, Inc.                    Delaware
Gabriel Ride Control Products, Inc.                     Delaware
Roll Coater, Inc.                                       Indiana
Arvin International Holdings, Inc.                      Indiana
AVM, Inc.                                               South Carolina
Arvin Automotive of Canada                              Canada
Arvin Ride Control Products, Inc.                       Canada
Arvin de Mexico S.A. de C.V.                            Mexico
Arvin-Cheswick B.V.                                     The Netherlands
Arvin International Holland B.V.                        The Netherlands
Arvin-Cheswick S.A.                                     Spain
Arvin International U.K., PLC                           United Kingdom
Arvin Cheswick U.K. Ltd.                                United Kingdom
Gabriel S. A. (Pty.) Ltd.                               South Africa

Discontinued Operations:
Schrader Automotive, Inc.                               Delaware
Valvulas Schrader do Brasil, S.A.                       Brazil
Schrader Automotive, Inc.                               Canada
Schrader Automotive S.A. (Pty.) Ltd.                    South Africa

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